PRESSTEK, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

Presstek, Inc. hereby grants the following nonqualified stock option pursuant to the Presstek, Inc. 2008 Omnibus Incentive Plan.  The terms and conditions set forth below and the terms of the Plan are also a part of this Agreement.

Name of Employee (the “Optionee”):
Date of this option grant:
Number of shares of the Company’s Common Stock subject to this option (“Option Shares”):
Option exercise price per share:
Vesting Time Period:
Option Expiration Date

Option Vesting Schedule:

[TO BE COMPLETED]

Except as provided in this Agreement, vesting of options is dependent on the continuation of service with the Company and unvested options expire immediately upon termination of employment.  Vested options generally may be exercised after termination of employment for a limited period of thirty (30) days.

Presstek, Inc.
By:

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1. Grant Under Plan.  This option is granted pursuant to the Presstek, Inc. (the “Company”) 2008 Omnibus Incentive Plan (the “Plan”), and is governed by, and subject to, all of the terms and conditions set forth in the Plan.  Notwithstanding anything in this Agreement to the contrary, to the extent of any conflict between the terms of the Plan and this Agreement, the terms of the Plan shall control. Unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

2. Grant as Nonqualified Stock Option.  This option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”).

3. Vesting and Exercisability of Option if Service Continues.  Provided that the Optionee has remained in continuous service with the Company through the dates listed on the vesting schedule set forth on the cover page hereof, the option shall vest with respect to the Option Shares on such dates.  No portion of this option may be exercised until such portion shall have vested in accordance with the vesting schedule set forth on the cover page hereof.

4. Termination of Service.

(a) Termination Other than by reason of Death, Disability or for Cause.  If the Optionee ceases to be a employee of the Company, other than by reason of death or disability as defined in Section 5 hereof or as a result of termination for Cause as defined in Section 1.4 of the Plan, this option may thereafter be exercised, to the extent it is vested and exercisable on the date of such termination, until the expiration of thirty (30) days from the date of termination of employment.  Any portion of this option that is not vested on the Optionee’s date of termination of employment shall immediately expire and be forfeited.  This option shall not be affected by any change of service within or among the Company and its subsidiaries so long as the Optionee continuously remains an employee of the Company or any subsidiary.

(b) Termination for Cause.  If the employment of the Optionee is terminated for Cause (as defined in Section 1.4 of the Plan), this option, whether vested or not, shall terminate immediately, shall immediately expire and be forfeited, and any and all rights which the Optionee may have had with respect to such option shall be extinguished.

5. Death; Disability.

(a) Death.  If the Optionee dies while in the employ of the Company, this option (i) shall fully vest to the extent any portion is unvested and (ii) may be exercised, by the Optionee’s estate, personal representative or beneficiary, at any time after the date of death for a period of one (1) year, but not later than the scheduled expiration date.

(b) Disability.  If the Optionee ceases to be employed by the Company by reason of his or her disability, this option (i) shall fully vest to the extent any portion is unvested and (ii) may be exercised, at any time after such cessation of service for a period of one (1) year, but not later than the scheduled expiration date.  For purposes hereof, “disability” means “permanent and total disability” as defined in Section 22(e) (3) of the Internal Revenue Code of 1986, as amended.

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6. Partial Exercise.  This option may be exercised, to the extent that it is vested, in part at any time and from time to time, except that this option may not be exercised for a fraction of a share.

7. Payment of Exercise Price.

(a) Payment Options.  The aggregate exercise price for the Option Shares elected to be purchased shall be paid by one or any combination of the following forms of payment that are applicable to this option:

(i)	in cash, by certified or bank check payable to the order of the Company in an amount equal to the aggregate exercise price of such Option Shares;

(ii)
subject to Section 7(b) below, if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), by delivery of shares of Common Stock having a Fair Market Value equal as of the date of exercise to the aggregate exercise price of such Option Shares; or

(iii)
if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), by method of a cashless exercise in such form as may be approved from time to time in the Committee’s sole discretion in an undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the aggregate exercise price of the Option Shares, or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the aggregate exercise price of the Option Shares.

(b) Limitations on Payment by Delivery of Common Stock.  If Section 7(a)(ii) is applicable, and if the Optionee delivers Common Stock held by the Optionee (“Old Stock”) to the Company in full or partial payment of the exercise price for the Option Shares elected to be purchased and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement.  Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Optionee free of any substantial risk of forfeiture for at least six months.

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8. Securities Laws Restrictions on Resale.  Until registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), the Option Shares when issued upon exercise will be of an illiquid nature and will be deemed to be “restricted securities” for purposes of the Securities Act.  Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom.  Unless the Option Shares have been registered under the Securities Act, each certificate evidencing any of the Option Shares shall bear a legend specified by the Company.  It is the Comp0any’s intention to register the Option Shares prior to the first scheduled vesting date with respect to this option.

9. Method of Exercising Option.  Subject to the terms and conditions of this Agreement, this option may be exercised by notice, given in writing or by an approved form of electronic transmission, to the Company at its principal executive office, or to such transfer agent as the Company shall designate.  Such notice shall state the election to exercise this option and the number of Option Shares which have vested at the time of delivery of such notice and which are being exercised and, if in writing, shall be signed by the person or persons so exercising this option.  Such notice shall be accompanied by payment of the full aggregate exercise price of such shares or by delivery of required documentation pursuant to Section 7 (a) (iii), and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice and the full purchase price having been received.  Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship).  In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

10. Option Not Transferable.  This option is not transferable or assignable except by will or by the laws of descent and distribution.  During the Optionee’s lifetime only the Optionee can exercise this option.

11. No Obligation to Exercise Option.  The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

12. No Obligation to Continue Service.  Neither the Plan nor this Agreement imposes any obligation on the Company to continue the Optionee’s employment.  Neither the Plan nor this Agreement interferes in any way with the right of the Company to terminate the Optionee’s service at any time.

13. Adjustments.  Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

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14. Withholding Taxes.  If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company may withhold from the Optionee’s wages or other remuneration the appropriate amount of tax.  At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option.  The Optionee further agrees that, if the Company does not withhold an amount from the Optionee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

15. Disposition.  The Optionee agrees to notify the Company in writing immediately after the Optionee transfers any Option Shares and agrees to provide the Company with any information concerning any such transfer required by the Company for tax purposes.

16. Lock-up Agreement.  The Optionee agrees that if the Company proposes to offer for sale to the public any shares of Common Stock pursuant to a public offering under the Securities Act of 1933, as amended (the “Act”), and if requested by the Company or any underwriter engaged by the Company, Optionee shall not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase, or otherwise dispose of any securities of the Company held by him, her or them (except for any securities sold pursuant to such registration statement) for such period following the effective date of the registration statement of the Company filed under the Act with respect to such offering, as the Company or such underwriter shall specify reasonably and in good faith, not to exceed ninety (90) days.

17. Arbitration.  Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the state of Connecticut, pursuant to the rules then obtaining of the American Arbitration Association.  Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

18. Provision of Documentation to Optionee.  By signing this Agreement, the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

19. Administration.  All questions of interpretation concerning this Agreement shall be determined by the Committee.  All determinations by the Committee shall be final and binding upon all persons having an interest in this option.

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20. Miscellaneous.

(a) Notices.  All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Optionee, to the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b) Entire Agreement; Modification.  This Agreement and the Plan constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement.  This Agreement may be modified, amended or rescinded only in accordance with the terms of the Plan.

(c) Fractional Shares.  If this option becomes exercisable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down to the nearest whole share.

(d) Issuances of Securities; Changes in Capital Structure.  Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option.  No adjustments need be made for dividends paid in cash or in property other than securities of the Company. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, spin-off, split-up or other similar change in capitalization or event, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Option Shares, except as otherwise determined by the Committee.

(e) Severability.  The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(f) Equitable Relief.  The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(g) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

(h) Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.